Barr Acquires PLIVA d.d. Following Official Closing of Tender Offer Process
Central Depository Agency Final Results Show That 92% of Shares Were Tendered to Barr
Woodcliff Lake, NJ — October 20, 2006... Barr Pharmaceuticals, Inc. (NYSE: BRL) and PLIVA d.d. (LSE: PLVD; ZSE: PLVA-R-A) today announced that the Central Depository Agency (“CDA”) has issued the final results of the tender process and that 17,056,977 shares, representing 92% of PLIVA’s share capital, have been tendered to Barr’s European subsidiary. Under the terms of Barr’s formal $2.5 billion cash tender offer, Barr will make a payment of HRK 820 per share for all shares tendered during the offer period. The transaction is expected to close by October 25, 2006, by which date Barr will make payment for the tendered shares. All shareholders who tendered their shares will receive this payment within five business days of closing. Upon settlement, PLIVA d.d. will become a subsidiary of Barr Pharmaceuticals, Inc.
The combination of Barr Pharmaceuticals and PLIVA creates the third largest global generic pharmaceutical company, based on revenue. The combined company will have a presence in over 30 countries and will employ approximately 8,000 people. It will have annual revenue of approximately $2.4 billion and will be traded under the BRL symbol on the New York Stock Exchange.
“This transaction transforms the two companies into a single, global player with more than 120 generic and 25 proprietary products in the U.S., and more than 550 products in Western and Eastern Europe,” said Bruce L. Downey, Barr’s Chairman and Chief Executive Officer. “We will have a combined annual investment in new product research and development of more than $200 million, and more than 200 pharmaceutical products in development. In addition, this acquisition provides Barr with access to new drug delivery technologies, the benefit of vertical integration with an active pharmaceutical ingredient capability, and a very strong position in the biopharmaceutical arena. Together, we will have strong cash flow and a strong balance sheet that will enable us to pay down the debt associated with this transaction while continuing to invest in expanding our infrastructure in Europe and the U.S., and in new product development.”
“We will now turn to the integration of our two companies to ensure that we efficiently capture synergies, and rapidly capitalize on the combined strengths of both companies while meeting our commitments to grow the company to the benefit of our customers, shareholders and employees,” Downey continued.
“The combination of our two organizations will be supported by a global team of 8,000 highly skilled and dedicated employees who are committed to the future of our new company. We anticipate that this combination will not only ensure a strong future for the people of PLIVA, and the communities in which it operates, but enable us to offer a wider range of quality products to consumers in Europe and the U.S., and capitalize on opportunities in the markets of Eastern Europe, and around the world,” said Zeljko Čović, PLIVA’s President of the Management Board and Chief Executive Officer. “The entire

PLIVA team is looking forward to working with the people of Barr to integrate our operations, and to take our combined company to even greater success. It is an honor for us to be part of the Barr team, and we look forward to what our two companies will be able to accomplish as the world’s third largest generic pharmaceutical company.”
The global headquarters of the company will be located at the Barr Pharmaceuticals, Inc. facility in Woodcliff Lake, New Jersey. European operations of the new company will continue to be centered in Zagreb, Croatia. The parent company, Barr Pharmaceuticals, Inc., will continue to be led by Bruce Downey, Chairman and Chief Executive Officer, and Paul Bisaro, President and Chief Operating Officer. Paul Bisaro will continue to lead the company’s U.S. generic business segment as President and Chief Operating Officer of Barr Laboratories, Inc. Zeljko Čović will lead PLIVA d.d., the European pharmaceutical operations, as President of the Management Board and Chief Operating Officer. Fred Wilkinson, President and Chief Operating Officer of Duramed Pharmaceuticals, Inc., will lead the proprietary products business. William McKee will continue as Chief Financial Officer of Barr Pharmaceuticals, and Frederick Killion will continue as General Counsel of Barr Pharmaceuticals.
As Barr previously announced, Barr is changing its fiscal year-end to December 31st, effective for the period beginning January 1, 2007, to be more consistent with industry standards. As a result, Barr will report consolidated financial results for both companies with its December 31, 2006 results. Barr plans to provide calendar 2007 guidance for the combined company when it reports results for the December 31, 2006 quarter in February 2007.
Barr expects the transaction to be neutral to slightly accretive to its internal calendar 2007 earnings estimates and accretive to its internal calendar 2008 earnings estimates, excluding synergies and cost savings, charges associated with the transaction and the impact of amortization of intangible assets related to this transaction. Barr expects the combination to generate short-term cost savings and provide long-term cost benefits resulting from improved manufacturing efficiencies, lower manufacturing costs, lower product development costs and tax savings. Net pre-tax cost savings are estimated to be approximately $20 million in calendar 2007, $70 million in calendar 2008, and growing to in excess of $100 million by calendar 2009. In addition, long-term synergies and cost savings per year are projected to continue to increase as Barr further utilizes the expanded capabilities of the combined organization.
Barr is financing the transaction and related costs with a portion of Barr’s cash reserves, and new debt of approximately $2.3 billion under long-term and short-term facilities. The $2.3 billion debt amount, which bears interest at LIBOR plus 75 basis points, includes $2.0 billion in the form of a five-year term facility and $300 million in the form of a 364-day term facility. As of June 30, 2006, Barr had over $600 million in cash and marketable securities and approximately $15 million of debt outstanding.

Conference Call/Webcast
The Company also announced it will host a conference call with PLIVA at 8:30 AM Eastern time on Friday, October 20th to discuss the closing of the transaction following the issuance of the final results of the tender process by CDA on October 19, 2006. The number to call from within the United States is (800) 288-8960, and (651) 224-7558 Internationally. A replay of the conference call will be available from 12 Noon Eastern time on October 20th through 11:59 PM Eastern time on October 22nd, and can be accessed by dialing (800) 475-6701 in the United States or (320) 365-3844 Internationally and using the access code 845063.
The Conference Call will also be Webcast live on the Internet. Investors and other interested parties may access the live webcast through the Investors section, under Calendar of Events, on Barr’s website at www.barrlabs.com <http://www.barrlabs.com> or PLIVA’s website at www.pliva.com <http://www.pliva.com>.
About PLIVA d.d.
PLIVA, established in 1921, is a global generic pharmaceutical company with operations in more than 30 countries worldwide. It is the leading pharmaceutical company based in Central and Eastern Europe (CEE) and has been listed on the Zagreb and London Stock Exchanges since 1996. PLIVA specializes in the development, production and distribution of generic pharmaceutical products, including biologicals, cytostatics, and other value-added generics, as well as active pharmaceutical ingredients.
About Barr Pharmaceuticals, Inc.
Barr Pharmaceuticals, Inc., a holding company that operates through its principal subsidiaries, Barr Laboratories, Inc. and Duramed Pharmaceuticals, Inc., is engaged in the development, manufacture and marketing of generic and proprietary pharmaceuticals.
Forward-Looking Statements
Except for the historical information contained herein, the statements made in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by their use of words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates” and other words of similar meaning. Because such statements inherently involve risks and uncertainties that cannot be predicted or quantified, actual results may differ materially from those expressed or implied by such forward-looking statements depending upon a number of factors affecting the Company’s business. These factors include, among others: the difficulty in predicting the timing and outcome of legal proceedings, including patent-related matters such as patent challenge settlements and patent infringement cases; the outcome of litigation arising from challenging the validity or non-infringement of patents covering our products; the difficulty of predicting the timing of FDA approvals; court and FDA decisions on exclusivity periods; the ability of competitors to extend exclusivity periods for their products; our ability to complete product development activities in the timeframes and for the costs we expect; market and customer acceptance and demand for our pharmaceutical products; our dependence on revenues from significant customers; reimbursement policies of third party payors; our dependence on revenues from significant products; the use of estimates in the preparation of our financial statements; the impact of competitive products and pricing on products, including the launch of authorized generics; the ability to launch new products in the timeframes we expect; the availability of raw materials; the availability of any product we purchase and sell as a distributor; the regulatory environment; our exposure to product liability and other lawsuits and contingencies; the increasing cost of insurance and the availability of product liability insurance coverage; our timely and successful completion of strategic initiatives, including integrating companies and products we acquire and implementing our new enterprise resource planning system; fluctuations in operating results, including the effects on such results from spending for research and development, sales and marketing activities and patent challenge activities; the inherent uncertainty associated with financial projections; changes in generally accepted accounting principles; and other risks detailed from time-to-time in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the fiscal year ended June 30, 2006.
The forward-looking statements contained in this press release speak only as of the date the statement was made. The Company undertakes no obligation (nor does it intend) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required under applicable law.
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